UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2017

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement.

Global Development, Option and License Agreement

On October 12, 2017 (the “Effective Date”), Codexis, Inc. (the “Company”) entered into a Global Development, Option and License Agreement (the “Agreement”) with Nestec Ltd. (“Nestlé Health Science”), and, solely for the purpose of the integration and the dispute resolution clauses of the Agreement, Nestlé Health Science S.A.

Pursuant to the Agreement, the Company granted to Nestlé Health Science, under certain of the Company’s patent rights and know-how: (i) an option (the “Option”) to obtain an exclusive, worldwide, royalty-bearing, sublicensable license to develop and commercialize certain products (each, a “Product”) based on the Company’s therapeutic enzyme product candidates for the treatment of hyperphenylalaninemia (“HPA”), and (ii) an exclusive right of first negotiation (the “Right of First Negotiation”) to obtain an exclusive worldwide license to develop and commercialize any enzyme discovered by the Company for use in the field of the prevention, diagnosis, treatment and management of inborn errors of amino acid metabolism (the “ROFN Field”).

Under the terms of the Agreement, upon the License Effective Date (defined below) after the Option trigger, Nestlé Health Science will be granted a license to any enzyme (each, a “Compound”) covered by specified patent applications, other than any enzyme that has other clinically significant, specified activity against another molecule, unless that enzyme’s specified activity against phenylalanine is ten times greater than its activity against such other molecule (in which case it is not excluded). Furthermore, the Company, its affiliates and customers generally will retain the right to use any enzyme as a biocatalyst, provided that preclinical development of such enzyme has not commenced. The first Compound to be developed under the Agreement is the Company’s enzyme CDX-6114 (the “Initial Compound”).

Under the terms of the Agreement, Nestlé Health Science has the sole discretion to exercise the Option after the effectiveness of an investigational new drug application filed by the Company for the study of the Initial Compound for the treatment of HPA and the completion of a Phase Ia study by the Company (the “Option Trigger Date”). The effective date of the license granted in connection with the Option exercise will either be the date that Nestlé Health Science notifies the Company of Nestlé Health Science’s exercise of the Option if Nestlé Health Science determines that no antitrust clearance is necessary, or the date that any antitrust clearance Nestlé Health Science determines is required is obtained (“License Effective Date”). The Option will expire 60 days after the Option Trigger Date if unexercised by Nestlé Health Science. If Nestlé Health Science exercises the Option and determines that a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) is necessary in connection with the Option exercise, the Company’s obligation to grant the license under the Option will expire if the HSR filing does not receive clearance within 180 days of filing and such delay is not attributable to any material failure on the part of the Company to cooperate in the HSR review process.

Under the terms of the Agreement, the Right of First Negotiation will expire on the earliest to occur of (i) October 12, 2022, (ii) the date on which Nestlé Health Science and the Company have entered into definitive agreements pursuant to which Nestlé Health Science has obtained licenses under two separate enzymes in the ROFN Field, or (iii) the expiration or termination (other than the Company’s termination) of the Agreement. The Agreement continues in effect, unless earlier terminated, until (i) if Nestlé Health Science exercises the Option, the expiration of all of Nestlé Health Science’s payment obligations under the Agreement or (ii) if Nestlé Health Science does not exercise the Option, the earlier of October 12, 2022 and the date on which Nestlé Health Science and the Company have entered into definitive agreements under which Nestlé Health Science has obtained licenses under two enzymes in the ROFN Field. Nestlé Health Science may terminate the Agreement in the event of serious safety issues related to the Compound or Product and at its convenience after the first anniversary of the Effective Date. The Company may terminate the Agreement if Nestlé Health Science challenges the validity or enforceability of any of the Company’s patents covering the Compound. Either party may terminate the Agreement in the event of the other party’s uncured material breach or insolvency.

The Agreement also sets forth the parties’ respective obligations for development, commercialization, regulatory and manufacturing and supply activities for the Initial Compound and Product containing the Initial Compound. Prior to the earlier to occur of the Option expiration date or the License Effective Date, the Company will be generally responsible for development activities, including a Phase Ia study. Following the License Effective Date, Nestlé Health Science will be generally responsible for development activities. The Company’s development activities will be governed by a development plan and overseen by a joint steering committee. The parties will establish a patent committee to discuss strategies and coordinate activities for the patents related to Initial Compound and Product containing the Initial Compound, and will jointly own all inventions and information that result from each party’s activities performed under the Agreement. The Agreement also contains customary representations and warranties by the parties, intellectual property protection provisions, certain indemnification rights in favor of each party and customary confidentiality provisions and limitations of liability.

Pursuant to the Agreement, Nestlé Health Science is obligated to pay the Company an upfront cash payment of $14 million within 30 days after Effective Date and, in the event Nestlé Health Science exercises the Option, $3 million within 60 days after the License Effective Date. Other potential payments from Nestlé Health Science to the Company under the Agreement include (i) development and approval milestones of up to $90 million, (ii) sales-based milestones of up to $250 million in the aggregate, which aggregate amount is achievable if net sales exceed $1 billion in a single year, and (iii) tiered royalties, at percentages ranging from the middle single digits to low double-digits, of net sales of Product.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, expectations regarding the Company’s strategic collaboration with Nestlé Health Science. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. Factors that could materially affect actual results include the Company’s dependence on its licensees and collaborators; the Company’s dependence on a limited number of products and customers; potential adverse effects to the Company’s business if its customers’ products are not received well in the markets; the Company’s ability to deploy its technology platform in new market spaces; the Company’s dependence on key personnel; the Company’s ability to compete may decline if it loses some of its intellectual property rights; third party claims that the Company infringes third party intellectual property rights; and the Company could face increased competition if third parties misappropriate the Company’s biocatalysts. Additional factors that could materially affect actual results can be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2017 and the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2017, including under the caption “Risk Factors.” The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Item 7.01. Regulation FD Disclosure.

On October 12, 2017, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished pursuant to this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated October 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2017

CODEXIS, INC.

By:	/s/ Gordon Sangster
Name:	Gordon Sangster
Title:	Senior Vice President and Chief Financial Officer